NEW ENVIRONMENTAL INDEMNIFICATION AGREEMENT


          This NEW ENVIRONMENTAL INDEMNIFICATION AGREEMENT (the
"Agreement"), dated as of July 20, 1998, is entered into between The Pacific Lumber Company ("Pacific Lumber") and Scotia Pacific Company LLC (the "Issuer").

          The Issuer and the Trustee have entered into the Indenture, pursuant to which the Issuer has issued the Timber Notes and may issue Additional Timber Notes; and the Issuer, the Collateral Agent and the Deed of Trust Trustee have entered into the Deed of Trust, securing, among other things, the Issuer's obligations under the Timber Notes, the Line of Credit Agreement, any Additional Timber Notes and the Indenture; and

          This Agreement is being entered into in connection with the issuance and sale of the Timber Notes and any Additional Timber Notes.

          NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Issuer and Pacific Lumber hereby agree as follows:

                                     I.

                                DEFINITIONS

          For all purposes of this Agreement, unless the context otherwise requires, all defined terms which are used but not defined herein shall have the meaning set forth in Schedule A to the Indenture, which is incorporated by reference as if fully set forth herein.

                                    II.

                       REPRESENTATIONS AND WARRANTIES

          Pacific Lumber hereby represents and warrants to the Issuer, as of the time of the transfer of each parcel of land comprising the Company Owned Timberlands by Pacific Lumber to Issuer or Issuer's predecessor, as follows:

          a. (i) Except as disclosed or referred to in the Offering Memorandum or in respect of matters which are not likely to have a Material Adverse Effect, or in respect of suspected or known Hazardous Materials Contamination on lands adjoining the Company Owned Timberlands, which are set forth on Schedule 1 hereto, Pacific Lumber is and has been in compliance in all material respects with all Environmental Laws in connection with its ownership and use of the Company Timber Property and the harvesting, cutting, severing and marketing of timber and the disposal or handling of any materials, products, wastes or other substances in, on, from or attributable to the Company Timber Property; (ii) except as dis-closed in or referred to in the Offering Memorandum, in respect of matters which are not likely to have a Material Adverse Effect, or in respect of suspected or known Hazardous Materials Contamination on lands adjoining the Company Owned Timberlands, which are set forth on Schedule 1 hereto, Pacific Lumber has not received (from governmental agencies or private parties) any citations, complaints, consent orders, compliance schedules or other similar enforcement orders, or any other written notice or commu-nication, that indicates or alleges that the Company Timber Property is or may be subject to any response, remedial action, penalty or fine or is not or may not be (or that Pacific Lumber or Salmon Creek is not or may not have been with respect to any such Company Timber Property) in material compliance with any such Environmental Laws; and, (iii) as of the date hereof, except for matters that have not had, and are not likely to have, a Material Adverse Effect, (including, without limitation, any Incidental Waste Disposal (as defined in Schedule A to the Deed of Trust) or in respect of suspected or known Hazardous Materials Contamination on lands adjoining the Company Owned Timberlands, which are set forth on Schedule 1 hereto) there were no current or past spills, discharges or releases of gas, liquid or gaseous hydrocarbons or products therefrom, contaminants, pollutants and/or Hazardous Materials from, affecting or in any way related to the Company Timber Property that had not been (i) remedied and cleaned up in accordance with applicable Environmental Law to the satisfaction of any Governmental Authorities requiring clean-up, (ii) disclosed in writing to the Trustee and the Issuer prior to the Closing Date and (iii) disclosed to all appropriate Governmental Authorities if required under any Environ-mental Law to be disclosed.

          b. Except for Hazardous Materials contained in commercial products used in the ordinary course of Pacific Lumber's business which have been stored, used and disposed of in accordance with applicable Environmental Laws, (i) there are no Hazardous Materials now located on, at, in or under any of the Company Timber Property or any part thereof which could have a Material Adverse Effect; (ii) no part of any of the Company Timber Property is being used or, to the best of Pacific Lumber's knowledge, has been used at any previous time for the disposal, storage, treatment, processing or other handling of any Hazardous Material nor is any part of any Company Timber Property affected by any Hazardous Materials Contamination, other than such as do not individually in the aggregate have a Material Adverse Effect, (including, without limitation any Incidental Waste Disposal and suspected or known Hazardous Materials Contamination on lands retained by Pacific Lumber adjoining the Company Owned Timberlands Property, which are set forth on Schedule 1 hereto); (iii) to the best of the knowledge and belief of Pacific Lumber, no property adjoining any Company Timber Property is being used, or has ever been used at any previ-ous time, for the disposal, storage, treatment, processing or other han-dling of any Hazardous Material nor is any property adjoining any Company Timber Property affected by Hazardous Materials Contamination, other than
(x) such as do not individually in the aggregate have a Material Adverse Effect (including, without limitation, Incidental Waste Disposal and suspected or known Hazardous Materials Contamination on lands retained by Pacific Lumber adjoining the Company Owned Timberlands, which are set forth on Schedule 1 hereto); (iv) each Disposal Site now being used, or, to the best of Pacific Lumber's knowledge, that has been used, is or has been properly licensed to the extent required by law; and (v) no administrative order, consent order and agreement, litigation, settlement or, to the best of Pacific Lumber's knowledge, investigation, with respect to Hazardous Materials or Hazardous Materials Contamination is in existence or, to the best of Pacific Lumber's knowledge, proposed, threatened or anticipated, with respect to any of the Company Timber Property other than lands affected by the known or suspected Hazardous Materials Contamination set forth on Schedule I hereto. No part of any Company Timber Property is currently on, and to Pacific Lumber's knowledge has ever been on, CERCLA's Information System or National Priorities list, or any other Federal or State "Superfund" or "Superlien" list. Pacific Lumber has not received notice that any Disposal Site is currently on or has ever been on CERCLA's Information System or National Priorities list, or any other Federal or State "Superfund" or "Superlien" list.

          c. Pacific Lumber has made available to the Issuer copies of all environmental inspection reports obtained by or for the benefit of Pacific Lumber, Issuer and Salmon Creek, or otherwise in the possession of Pacific Lumber, Issuer and Salmon Creek through the date hereof.

                                    III.

                              INDEMNIFICATION

          Pacific Lumber shall indemnify, protect, defend and hold harmless the Issuer, and its managers, directors, officers, employees, attorneys and agents (collectively referred to as the "Indemnified Parties" in this Agreement) from and against any and all liabilities (including, without limitation, strict liability), actions, demands, orders, penalties, losses, costs or expenses (including, without limitation, reasonable attorneys' fees and expenses and remedial costs), suits, costs of any settlement or judgment and claims of any and every kind whatsoever (including, without limitation, those arising under CERCLA or similar state statutes) that may now or in the future (whether before or after payment in full of the Secured Obligations, whether before or after any final and full release of the Deed of Trust, or whether before or after any exercise of any power of sale, any foreclosure sale, judicial or non-judicial, under the Deed of Trust or a conveyance in lieu of foreclosure) be paid, incurred or suffered by or asserted against the Indemnified Parties by any Person or entity or Tribunal for, with respect to, or as a direct or indirect result of, (i) the actual or threatened presence in, on or under, or the actual or threatened escape, seepage, leakage, spillage, discharge, emission or re-lease from, any of the Company Timber Property or any Disposal Site, of any Hazardous Materials, or any Hazardous Materials Contamination, or arising out of or relating to the applicability of any Environmental Law relating to Hazardous Materials (including, without limitation, any Federal, State or local so-called "Superfund" or "Superlien" laws, statute, law, ordinance, code, rule, regulation, order or decree), except to the extent that a court of competent jurisdiction shall have made a final determination that such liability was caused by the gross negligence or willful misconduct of such Indemnified Party or (ii) any breach of the representations and warranties in Article II hereof; provided, however, that this indemnity shall be limited to matters occurring, with respect to the various properties and assets comprising the Company Timber Property, prior to the respective dates the Issuer acquired such Company Timber Prop-erty or as a result of actions of Pacific Lumber occurring after the respective dates the Issuer acquired such Company Timber Property or as a result of migration of Hazardous Materials existing on, under or around the Company Timber Property as of the date Issuer acquired such property onto or under adjoining properties, which migration occurred or occurs after such date; provided, further, that the foregoing proviso shall not be con-strued to limit any claim arising after the date hereof in respect of the foregoing matters.

          An Indemnified Party shall notify Pacific Lumber promptly of any claim for which it may seek indemnity. Pacific Lumber shall have the right to defend the claim, and the Indemnified Party shall cooperate in the defense. If Pacific Lumber does not defend such claim, the Indemnified Party may have separate counsel and Pacific Lumber shall pay the reasonable fees and expenses of such counsel. Pacific Lumber shall have no obligation to pay for any settlement of any such claim made without its consent.

                                    IV.

                               MISCELLANEOUS

          4.1 Survival. The representations, warranties, covenants and indemnities contained in Articles II and III hereof shall survive the sale of the Company Timber Property, and any exercise of a power of sale or any foreclosure sale (whether judicial or nonjudicial) under the Deed of Trust or conveyance in lieu of foreclosure, and the covenants and indemnities in
Article III hereof shall survive payment in full of the Secured Obligations and any final and full release of the Deed of Trust.

          4.2 Term. This Agreement shall become effective upon the date first noted above and, subject to Section 4.1, shall continue in effect until all amounts payable under the Timber Notes, the Additional Timber Notes, the Line of Credit Agreement, the Indenture and the Deed of Trust shall have been paid in full. This Agreement may not be amended or terminated prior to the expiration of its term.

          4.3 No Bankruptcy Petition. Pacific Lumber hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Timber Notes, it will not institute against, or join any other Persons in instituting against, the Issuer, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other similar proceeding under any Bankruptcy Law.

          4.4 Notices. All notices and other communications required or permitted hereunder shall be in writing and, unless otherwise provided in this Agreement, shall be deemed to have been duly given when delivered in person or by mail or when dispatched by telegram or electronic facsimile transfer (confirmed in writing by mail simultaneously dispatched) to the addressee at the address specified below:

          If to Pacific Lumber:

               The Pacific Lumber Company
               P.O. Box 37
               Scotia, California  95565
               Fax:  (707) 764-4269
               Attention:  Vice President, Finance and Administration

          If to the Issuer:

               Scotia Pacific Company LLC
               P.O. Box 712
               Scotia, California  95565
               Fax:  (707) 764-5001
               Attention: Vice President, Finance and Administration or such other address as either party may from time to time designate by like notice.

          4.5 Limitations on Assignment. Neither Pacific Lumber nor the Issuer shall assign or transfer any of its rights or obligations under this Agreement (except for the lien of the Deed of Trust and any transfer of the rights of the Issuer hereunder by virtue of the exercise of remedies provided for in the Deed of Trust). Notwithstanding the foregoing, nothing herein shall prohibit any assignment occurring as a result of a transaction permitted by Section 4.2 of the Services Agreement.

          4.6 Effect of Provisions of the Other Operative Documents. Notwithstanding any provision of the Indenture or the Deed of Trust requiring the Issuer to pay an expense or perform an obligation, Pacific Lumber shall not be relieved from any of its obligations under this Agreement to pay expenses or perform obligations as expressly provided in this Agreement.

          4.7 Governing Law. This Agreement shall be governed by the internal laws of the State of California without regard to principles of conflict of laws.

          4.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all of which together shall constitute one and the same instrument.

          4.9 Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

          4.10 Headings. The section headings of this Agreement are only for the purpose of reference and shall not effect the meaning hereof.

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          IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date first above written.

                                        THE PACIFIC LUMBER COMPANY


                                        By:     /S/ JOHN A. CAMPBELL
                                                  John A. Campbell
                                                     President

                                        SCOTIA PACIFIC COMPANY LLC

                                        By:      /S/ GARY L. CLARK
                                                   Gary L. Clark
                                                  Vice-President,
                                              Finance & Administration